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                                                                   EXHIBIT 10.20
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                              SNOWBALL.COM, INC.

                          LOAN AND SECURITY AGREEMENT

                          SAND HILL CAPITAL II, L.P.

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     This Loan and Security Agreement is entered into as of November 8, 1999 by and between SAND HILL CAPITAL II, L.P., as Lender ("Lender") and SNOWBALL.COM, INC. ("Borrower").

                                   RECITALS
                                   --------

     Borrower wishes to obtain credit from Lender, and Lender desires to extend credit to Borrower. This Agreement sets forth the terms on which Lender will Advances credit to Borrower, and Borrower will repay the amounts owing to Lender.

                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     I.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

          1.1  Definitions.  As used in this Agreement, the following terms
               -----------
shall have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means a cash Advance or Advances under
               Section 2. 1.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

               "Borrower's Books" means all of Borrower's books and records including without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" or "group" (within the

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meanings of Sections 13(d)(3) and 14(d)(2), respectively, of the Exchange Act)
other than (y) the holders of the Borrower's capital stock as of the date of this Agreement, (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower and (iii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than (y) the holders of the Borrower's capital stock as of the date of this Agreement, becomes the "beneficial owner" (as such term is defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act) directly or indirectly, of more than 50% of the voting stock of Borrower or (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election to such board of directors or whose nomination for election by the stockholders of Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Borrower then in office.

               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means the property described on Exhibit B attached
                                                            ---------
               hereto.

               "Commitment" means the obligation of Lender to make Advances to Borrower under this Agreement.

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

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               "Credit Extension" means the Advances or any other extension of credit by Lender for the benefit of Borrower hereunder.

               "Domain Names" means the names set forth on Exhibit D to the Intellectual Property Security Agreement of even date.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "Event of Default" has the meaning assigned in Article 8.

               "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Intellectual Property Collateral" means all of Borrower's right, title and interest in and to the following:

               (a)  Copyrights, Trademarks, Patents, Domain Names, and Mask
Works;

               (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

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               (e)  All licenses or other rights to use any of the Copyrights,
Patents, Trademarks, Domain Names or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, Domain Names or Mask Works; and

               (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

               "Intellectual Property Security Agreement" means an intellectual property security agreement in a form reasonably acceptable to Lender.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, Advances or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Lender Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred by Lender in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and the reasonable attorneys' fees and expenses incurred by Lender in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding), whether or not suit is brought.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other present or future agreement entered into between Borrower and/or for the benefit of Lender in connection with this Agreement, all as amended, extended or restated from time to time.

               "Mask Works" means all mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

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               "Material Adverse Effect" means a material adverse effect on (i)
the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

               "Obligations" means all debt, principal, interest, Lender Expenses and other amounts owed to Lender by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise.

               "Patents" means all patents, patent applications and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

               "Payment Date" means the tenth calendar day of each month during the term of this Agreement.

               "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Lender pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Lender.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Indebtedness to trade creditors and with respect to surety bonds, letters of credit and similar obligations incurred in the ordinary course of business;

               (d)  Subordinated Debt;

               (e) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

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               (f)  Capital leases or indebtedness incurred solely to purchase equipment which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition; and

               (g) Extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

               "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having a high rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) Investments made in accordance with Borrower's investment policy, as approved from time to time by Borrower's Board of Directors; and (iv) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Lender; an d

               (c) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel Advances, employee relocation loans and other employee loans and Advances in the ordinary course of business, and (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the same have no priority
                                          --------
over any of Lender's security interests;

               (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so
                 --------
acquired and improvements thereon, and the proceeds of such Equipment;

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               (d)  Liens on Equipment leased by Borrower or any Subsidiary pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens pursuant to leases permitted pursuant to Section 7.1 and Liens arising from UCC financing statements regarding leases permitted by this Agreement);

               (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a), (c) and (d) above, provided that any extension, renewal or
                                --------
replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

               "Schedule" means the schedule of exceptions attached hereto, if any.

               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Lender on terms acceptable to Lender (and identified as being such by Borrower and Lender).

               "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

               "Term Facility" means the facility under which Borrower may request Lender to issue the Advances, as specified in Section 2.1 hereof.

               "Term Maturity Date" means the earlier of (i) the day before the first anniversary of the Closing Date or (ii) ten business days following the closing of the Borrower's initial public offering, or such earlier dates as all amounts become due hereunder pursuant to Section 9. 1.

               "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but excluding unearned revenue.

               "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

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               "Warrant" means the warrant to purchase Borrower's capital stock, delivered in connection with this Agreement.

          1.2  Accounting and Other Terms. All accounting terms not specifically
               --------------------------
defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including" / "includes" shall always be read as meaning "including (or includes) without limitation," when used herein or in any other Loan Document.

     2.   LOAN AND TERMS OF PAYMENT
          -------------------------

          2.1  Advances.
               --------

               (a) Borrower promises to pay to the order of Lender, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Lender to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

               (b) Subject to and upon the terms and conditions of this Agreement, Lender agrees to make up to three (3) Advances to Borrower in an aggregate amount not to exceed Fifteen Million One Hundred Fifty Thousand Dollars ($15,150,000). Each Advance shall be in an amount not less than Five Million Dollars ($5,000,000), provided that, with Lender's prior consent, an Advance may be for a lower amount. To obtain an Advance, Borrower shall notify Lender in writing (which shall be irrevocable) not less than two (2) Business Days before the Business Day that an Advance is requested. Each such request shall constitute a representation by Borrower that the Representations and Warranties set forth in Article 5 are true and correct, that Borrower is in compliance with the covenants contained in Articles 6 and 7, and that an Event of Default has not occurred and is continuing. Not later than 3:00 p.m. California time on the funding date, Lender will transfer to such account as Borrower designates the amount of the Advance.

               (c) The Advances made by Lender pursuant hereto shall be evidenced by a promissory note of Borrower, substantially in the form of Exhibit
                                                                         -------
A-I hereto (the "Term Note"), payable to the order of Lender and representing
---
the obligation of Borrower to pay the aggregate unpaid principal amount of the Advances made by Lender, with interest thereon as prescribed in Section 2.2. Lender is authorized to record in its books and records and on any schedule annexed to its Term Note, the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by Lender to effect such recordation shall not affect Borrower's obligations hereunder. Prior to the transfer of a Term Note, the transferring Lender shall record such information on any schedule annexed to and forming a part of such Term Note.

               (d) The Term Facility shall terminate on the Term Maturity Date, at which time all amounts outstanding under this Agreement shall be immediately due and payable.

          2.2  Interest Rates, Payments, and Calculations.
               ------------------------------------------

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               (a)  Interest Rate.  Except as set forth in Section 2.2(b), the
                    -------------
Advances shall bear interest, on the outstanding daily balance thereof, at a fixed rate equal to Eleven Percent (11 %). All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Interest shall accrue from the date of each Advances and shall be payable monthly on the Payment Date for each month through the Maturity Date.

               (b)  Late Fee; Default Rate. If any payment is not made within
                    ----------------------
ten (10) days of the date on which such payment is due, Borrower shall pay Lender, a late fee equal to five percent (5%) of the amount of such unpaid amount. All Obligations shall bear interest, from and the occurrence of an Event of Default, at a rate equal to eighteen percent (18%) per annum. If any amount remains outstanding hereunder after the Term Maturity Date, Lender may purchase an aggregate of 1,666 additional shares under the Warrants at the then-applicable Warrant Price in accordance with the terms thereof for each day that any amount remains outstanding.

               (c)  Payments. Interest hereunder shall be due and payable by
                    --------
wire transfer to Lender's account no. 650-000-617 at Far East National Bank, ABA No. 122034103 not later than 12:00 noon California time on each Payment Date.

               (d)  Prepayments/Scheduled Payments. On July 15, 2000, Borrower
                    ------------------------------
shall make a scheduled payment on account of the Advances in an amount of not less than the lesser of Seven Million Dollars ($7,000,000) or the outstanding balance hereunder. Borrower may prepay all or any portion of the Advances up to an outstanding balance of Three Million Dollars ($3,000,000) without penalty or premium upon not less than three (3) days' prior written notice to Lender, which shall be irrevocable. Borrower may prepay the remaining balance of Three Million Dollars ($3,000,000) only with the written consent of Lender. Borrower is not required to give advance notice of the scheduled payment due on July 15, 2000.

          2.3  Conversion.  On or after the closing of an Equity Event on or
               ----------
before the Term Maturity Date, Lender may elect to convert up to Three Million Dollars ($3,000,000) of the outstanding principal balance hereunder into the number of shares of capital stock issued by Borrower in such Equity Event as is obtained by dividing (a) such amount designated by Lender by (b) the price per share of the capital stock issued in the Equity Event (the "Conversion Stock"). "Equity Event" means an equity financing in which Borrower sells equity securities and obtains net proceeds in an amount not less than Five Million Dollars ($5,000,000). Upon such conversion, Borrower shall issue to Lender a share certificate evidencing Lender's shares of the Conversion Stock. Lender shall be entitled to all of the rights and privileges accorded to the purchasers of the Conversion Stock in the Equity Event. Borrower shall give Lender not less than ten (10) days notice prior to the consummation of any Equity Event.

          2.4  Crediting Payments.  Lender shall apply each payment received
               ------------------
from Borrower as follows: first to Lender's Expenses, next to any accrued interest, and finally to any principal. The receipt by Lender of any wire transfer of funds, check, or other item of payment, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for

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payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Lender after 12:00 noon Pacific time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. Whenever any payment under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5  Fees.  Borrower shall pay to Lender the following:
               ----

               (a)  Facility Fee. On the Closing Date, a Facility Fee equal to
                    ------------
One Hundred Fifty Thousand Dollars ($150,000) which fee shall be nonrefundable;

               (b)  Financial Examination and Appraisal Fees. Lender's customary
                    ----------------------------------------
fees and out-of-pocket expenses for Lender's audits of Borrower's Books, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Lender or its agents; and

               (c)  Lender Expenses. Upon demand from Lender, including, without
                    ---------------
limitation, upon the date hereof, all Lender Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses not to exceed Thirty-Five Thousand Dollars ($35,000) with offset and recoverability for the $20,000 deposit already made by Borrower to Lender in connection with this Agreement and, after the date hereof, all Lender Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.6  Additional Costs.  In case any law, regulation, treaty or
               ----------------
official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

               (a) subjects Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Lender imposed by the United States of America or any political subdivision thereof)

and the result of any of the foregoing is to increase the cost to Lender, reduce the income receivable by Lender or impose any expense upon Lender with respect to any loans, Lender shall notify Borrower thereof. Borrower agrees to pay to Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Lender of a statement of the amount and setting forth Lender's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

          2.7  Term.  Except as otherwise set forth herein, this Agreement shall
               ----
become effective on the Closing Date and, subject to Section 10.12, shall continue in full force and effect for so long as any Obligations are outstanding. Notwithstanding the foregoing, Lender shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

     3.  CONDITIONS OF LOANS
         -------------------

         3.1   Conditions Precedent to Advances.  The obligation of Lender to
               --------------------------------
make the Advances is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:

               (a)  this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c)  a warrant in the name of Lender;

               (d)  the Intellectual Property Security Agreement;

               (e) a promissory note evidencing Borrower's indebtedness to Lender under the Term Facility;

               (f)  an agreement to provide insurance;

               (g) financing statement (Form UCC-1) filed with the appropriate offices;

               (h) payment of the fees and Lender Expenses then due specified in Section 2.5 hereof, and

               (i) such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

     4.  CREATION OF SECURITY INTEREST
         -----------------------------

         4.1   Grant of Security Interest.  Borrower grants, assigns and pledges
               --------------------------
to Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Lender may place a "hold" on any deposit account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Lender's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

         4.2   Delivery of Additional Documentation Required.  Borrower shall
               ---------------------------------------------
from time to time execute and deliver to Lender, at the request of Lender, all Negotiable Collateral, all financing statements and other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

         4.3   Right to Inspect.  Lender (through any of its officers,
               ----------------
employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.  REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants as
         ------------------------------
follows except as set forth in the Schedule:

         5.1   Due Organization and Qualification.  Borrower and each Subsidiary
               ----------------------------------
is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which any failure to so qualify would not have a Material Adverse Effect.

         5.2   Due Authorization; No Conflict.  The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         5.3   No Prior Encumbrances.  Borrower has good and marketable title to
               ---------------------
the Collateral, free and clear of Liens, except for Permitted Liens.

         5.4   Bona Fide Accounts.  The Accounts are bona fide existing
               ------------------
obligations. The service or property giving rise to such Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor.

         5.5   Merchantable Inventory.  All Inventory is in all material
               ----------------------
respects of good and marketable quality, free from all material defects.

         5.6   Intellectual Property.  Borrower owns or has rights to use all
               ---------------------
intellectual property (including all Patents, Trademarks, Copyrights, Domain Names, licenses to use any of the foregoing, trade secrets, and know-how) necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each patent, trademark, copyright and license held by Borrower is listed, together with application or registration numbers, as applicable on Exhibit A, B, C, and D to the Intellectual Property Security Agreement. Borrower conducts its business and affairs without infringement of or interference with any intellectual property of any other Person. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the California Secretary of State a financing statement on Form UCC-1 and with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Lender of any rights and remedies hereunder.

          5.7   Name; Location of Chief Executive Office.  Except as disclosed
                ----------------------------------------
in the Schedule, Borrower has not done business and will not, without at least twenty (20) days prior written notice to Lender, do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.8   Litigation.  Except as set forth in the Schedule, there are no
                ----------
actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower's interest or Lender's security interest in the Collateral.

          5.9   No Material Adverse Change in Financial Statements.  All
                --------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Lender fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Lender on or about the Closing Date.

          5.10  Regulatory Compliance.  Borrower and each Subsidiary has met the
                ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could reasonably be expected to have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.11  Environmental Condition.  To the best of Borrower's knowledge,
                -----------------------
none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any

Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release or other disposition of hazardous waste or hazardous substances into the environment.

          5.12  Taxes.  Borrower and each Subsidiary has filed or caused to be
                -----
filed all material tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under GAAP.

          5.13  Subsidiaries.  Borrower does not own any stock, partnership
                ------------
interest or other equity securities of any Person, except for Permitted Investments.

          5.14  Government Consents.  Borrower and each Subsidiary has obtained
                -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted except where the failure to obtain any such consent, approval or authorization, to make any such declaration or filing, or to be given any such notice could not reasonably be expected to have a Material Adverse Effect.

          5.15  Year 2000.  Borrower and its Subsidiaries have reviewed the
                ---------
areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, and based on such review and program, the Year 2000 Problem will not have a material adverse effect upon the financial condition, operations or business of the Borrower and its Subsidiaries as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower and its Subsidiaries may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

          5.16  Full Disclosure.  No representation, warranty or other statement
                ---------------
made by Borrower in any certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period or period covered by any such projections and forecasts may differ from the projected or forecasted results).

     6.  AFFIRMATIVE COVENANTS.  Borrower covenants and agrees that, until
         ---------------------
payment in full of all outstanding Obligations, and for so long as Lender may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

         6.1  Good Standing.  Borrower shall maintain its and each of its
              -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expect to have a Material Adverse Effect.

         6.2  Government Compliance.  Borrower shall meet, and shall cause each
              ---------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral.

         6.3  Financial Statements, Reports, Certificates.  Borrower shall
              -------------------------------------------
deliver to Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form acceptable to Lender and certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Lender; (c) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) within thirty (30) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Lender, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights, Domain Names or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower's intellectual property, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, C, and D of the Intellectual Property Security Agreement
----------  -  -      -
delivered to Lender in connection with this Agreement.

     Lender shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

          6.4  Taxes.  Borrower shall make, and shall cause each Subsidiary to
               -----
make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower or a Subsidiary has made such payments or deposits.

          6.5  Insurance.
               ---------

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Lender. All such policies of property insurance shall contain Lender's loss payable endorsement, in a form satisfactory to Lender, showing Lender as an additional loss payee thereof and all liability insurance policies shall show Lender as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Lender before canceling its policy for any reason. At Lender's, request, Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applyin g the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided, that after the occurrence
                                            --------
and during the continuance of an Event of Default, all proceeds payable under any such policy shall, at the option of Lender, be payable to Lender to be applied on account of the Obligations.

          6.6  Registration of Intellectual Property Rights.
               --------------------------------------------

               (a) Borrower shall register or cause to be registered, on an expedited basis, (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights (if any) listed on Exhibits A, B, C and D to the Intellectual Property Security Agreement delivered to Lender by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement, but only to the extent such registration is necessary as a condition to perfecting Lender's security interest in the Collateral. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B, C and D, but only to the extent such registration is necessary as a condition to perfecting Lender's security interest in any material intellectual property right included within the Collateral.

              (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Lender shall reasonably request to perfect Lender's security interest in the Intellectual Property Collateral.

              (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Domain Names, Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Lender in writing of material infringements detected, (iii) keep current all fees due to maintain the Domain Names, and maintain the sites represented by each of the Domain Names and (iv) not allow any Domain Names, Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Lender, which shall not be unreasonably withheld, unless Lender determines that abandonment will not have an adverse effect on the Collateral.

              (d) Lender shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.7 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.7.

           6.7   Year 2000 Compliance.  Borrower shall perform all acts
                 --------------------
reasonably necessary to ensure that Borrower and any business in which Borrower holds a substantial interest become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall immediately upon request, provide to Lender such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Lender may from time to time require.

           6.8   Further Assurances.  At any time and from time to time Borrower
                 ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

     7.    NEGATIVE COVENANTS. Borrower covenants and agrees that, so long as
           ------------------

any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Lender may have any commitment to make any Advances, Borrower will not do any of the following:

           7.1   Dispositions. Convey, sell, lease, transfer or otherwise
                 ------------
dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, (ii) Transfers of worn-out or obsolete Equipment or Equipment financed by other vendors, and (iii) other Transfers not otherwise permitted by this Section 7.1 not exceeding Two Hundred Thousand Dollars ($200,000) in the aggregate.

          7.2  Changes in Business, Ownership, Management or Business Locations.
               ----------------------------------------------------------------
Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a Change in Control. Borrower will not, without at least twenty (20) days prior written notification to Lender, relocate its chief executive office outside the State of California or add any new material offices or business locations.

          7.3  Mergers or Acquisitions.  Merge or consolidate, or permit any of
               -----------------------
its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided that Borrower may do any of the foregoing (i) if the aggregate consideration (exclusive of Borrower's stock) is less than Two and a Half Million Dollars ($2,500,000) or (ii) if the sole consideration is Borrower's stock, provided in either case that Borrower is the surviving entity and that an Event of Default does not exist before such transaction or after giving effect to such transaction.

          7.4  Indebtedness.  Create, incur, assume or be or remain liable with
               ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5  Encumbrances.  Create, incur, assume or suffer to exist any Lien
               ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property.

          7.6  Distributions.  Pay any dividends or make any other distribution
               -------------
or payment on account of or in redemption, retirement or purchase of any capital stock, provided, that (i) Borrower may declare and make any dividend payment or other distribution payable in its equity securities, (ii) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor and (iii) for so long as an Event of Default has not occurred, Borrower may repurchase stock from former employees of Borrower in accordance with the terms of repurchase or similar agreements between Borrower and such employees.

          7.7  Investments.  Directly or indirectly acquire or own, or make any
               -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments or as allowed under Section 7.3.

          7.8  Transactions with Affiliates.  Directly or indirectly enter into
               ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

          7.9   Subordinated Debt.  Make any payment in respect of any
                -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Lender's prior written consent.

          7.10  Equipment and Inventory.  Store its Equipment or Inventory with
                -----------------------
a bailee, warehouseman, or similar party unless Lender has received a pledge of any warehouse receipt covering such Inventory. Except for such other locations as Lender may approve in writing, Borrower shall keep its Equipment and Inventory only at its principal place of business and such other locations of which Borrower gives Lender prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Lender's security interest in any Collateral. Lender acknowledges that Borrower is moving its offices to Brisbane, California. Within ten (10) days of such move, Borrower will deliver an amendment to Lender's financing statement reflecting such change of address.

          7.11  Compliance.  Become an "investment company" or a company
                ----------
controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advances for such purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

      8.  EVENTS OF DEFAULT.  Any one or more of the following events shall
          -----------------
constitute an Event of Default by Borrower under this Agreement:

          8.1   Payment Default.  If Borrower fails to pay, within ten (10) days
                ---------------
of the date when due, any of the Obligations;

          8.2   Covenant Default.  If Borrower fails to perform any obligation
                ----------------
under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or if Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of

Default (provided that no Credit Extensions will be required to be made during such cure period);

          8.3  Material Adverse Change.  If there (i) occurs a material adverse
               -----------------------
change in the business, operations, or condition (financial or otherwise) of Borrower or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Lender's security interests in the Collateral;

          8.4  Attachment.  If any portion of Borrower's assets is attached,
               ----------
seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.5  Insolvency.  If Borrower becomes insolvent, or if an Insolvency
               ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.6  Other Agreements.  If there is a default in any agreement to
               ----------------
which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or that could reasonably be expected to have a Material Adverse Effect;

          8.7  Subordinated Debt.  If Borrower makes any payment on account of
               -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with or for the benefit of Lender;

          8.8  Judgments.  If a judgment or judgments for the payment of money
               ---------
in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

          8.9  Misrepresentations.  If any material misrepresentation or
               ------------------
material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to any Lender by Borrower or any Person acting on Borrower's behalf pursuant to this agreement or to induce lender to enter into this agreement or any other Loan Document.

     9.   RIGHTS AND REMEDIES
          -------------------

          9.1  Rights and Remedies.  Upon the occurrence and during the
               -------------------
continuance of an Event of Default, Lender may, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.5 all Obligations shall become immediately due and payable without any action by Lender or Lender);

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and any Lender;

               (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Lender reasonably considers advisable;

               (d) Make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Lender a license to enter such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

               (e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by any Lender, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by any Lender;

               (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

               (g) Dispose of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order Lender deems appropriate;

               (h) Lender may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

               (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2  Power of Attorney.  Effective only upon the occurrence and during
               -----------------
the continuance of an Event of Default, Borrower hereby irrevocably appoints Lender (and any of Lender's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Lender's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Lender's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable; (f) to modify, in its sole discretion, the Intellectual Property Security Agreement without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Domain Names acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks or Domain Names in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to dispose of the Collateral to the extent permitted under the Code, provided Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 only when an Event of Default has occurred. The appointment of Lender as Borrower's attorney in fact, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lender's obligation to provide Advances hereunder is terminated.

          9.3  Accounts Collection. At any time from the date of this Agreement,
               -------------------
 Lender may notify any Person owing funds to Borrower of Lender's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Lender, receive in trust all payments as Lender's trustee, and, after the occurrence of an Event of Default, immediately deliver such payments to Lender in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4  Lender Expenses.  If Borrower fails to pay any amounts or furnish
               ---------------
any required proof of payment due to third persons or entities, as required under the terms of this

Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Term Committed Line as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Lender deems prudent. Any amounts so paid or deposited by Lender shall constitute Lender Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver of any Event of Default under this Agreement.

          9.5  Liability for Collateral. Lender shall not in any way or manner
               ------------------------
be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than from Lender's gross negligence; (c) any diminution in the value thereof, or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6  Remedies Cumulative.  Lender's rights and remedies under this
               -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise of one right or remedy shall be deemed an election, and no waiver of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay shall constitute a waiver, election, or acquiescence by it. No waiver shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific purpose for which it was given.

          9.7  Demand; Protest. Borrower waives demand, protest, notice of
               ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

     10.  MISCELLANEOUS
          -------------

          10.1  Amendments.  No amendment or waiver of any provision of the Loan
                ----------
Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          10.2  Notices, Etc.  Except as otherwise set forth in this Agreement,
                ------------
all notices and other communications provided for hereunder shall be in writing (including telegraphic, email, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or email or delivered, if to the Borrower, at its address set forth on the signature page hereof; and if to Lender, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S. mail, postage prepaid, when sent by telex, email, facsimile, or when delivered, respectively.

          10.3  Additional Lender; Assignments; Participations.
                ----------------------------------------------

                (a) None of the Loan Documents nor any rights thereunder may be assigned by Borrower without the prior written consent of Lender, which consent may be granted or withheld in the Lender's sole discretion. Lender may assign, from time to time, all or any portion of the Commitments and its Note to an Affiliate of Lender, provided that the parties to each such assignment shall
                     --------
execute and deliver to Borrower an assignment agreement reasonably satisfactory to Lender. Upon (a) such execution and delivery from and after the effective date of such assignment (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement (other than pursuant to Section 10.3(e)), and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, subject to its continuing obligations under
Section 10.3(e). If any such assignment occurs while any Note is outstanding, a new Note shall, upon the surrender of the assigning Lender's Note, be issued to such assignee and to the assigning Lender as necessary to reflect the new Commitment of the assigning Lender and of its assignee.

                (b) Lender may sell, negotiate or grant participations to other parties in all or part of the obligations of the Borrower outstanding under the Loan Documents, without notice to or the approval of Borrower; provided that any
                                                               --------
such sale, negotiation or participation shall be in compliance with the applicable federal and state securities laws and the other requirements of this
Section 10.3. No participant shall constitute a "Lender" under any Loan Document, and the Borrower shall continue to deal solely and directly with Lender.

                (c) Lender may disclose to any proposed assignee or participant any information relating to the Borrower or any of its Subsidiaries; provided,
                                                                     --------
that prior to such disclosure such proposed assignee or participant shall have agreed in writing to keep any such information confidential substantially on the terms of Section 10.3(e).

                (d) The grant of a participation interest shall be on such terms as the granting Lender determines are appropriate, provided only that (i) the holder of such a participation interest shall not have any of the rights of Lender under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in Section 2.5(c),
(ii) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those that (a) increase the amount of the Commitment, (b) extend the term of the Commitment, (c) decrease the rate of interest or the amount of any fee or any other amount payable to Lender under the Loan Documents, (d) reduce the principal amount payable under the Loan Documents, or (e) extend the date fixed for the payment of principal or interest or any other amount payable under the Loan Documents, and (iii) the holder may not transfer or participate any of its interest without the consent of the Lender.

                (e) Lender understands that some of the information and documents furnished to it pursuant to this Agreement may be confidential and Lender agrees that it will keep all non-public information, documents and agreements so furnished to it confidential and will make no disclosure to other Persons of such information or agreements until it shall have become public, except (i) to the extent required in connection with matters involving operations under or enforcement or amendment of the Loan Documents; (ii) Lender's examiners and auditors or in accordance with Lender's obligations under law or regulations or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others; (iii) to any corporate parent of Lender so long as such parent agrees in writing to accept such information or agreement subject to the restrictions provided in this
Section 10.3(e); (iv) to any participant bank or trust company of any Lender or any participant so long as such participant shares the corporate parent with such Lender and agrees to keep such information, documents or agreement confidential in accordance with the restrictions provided in this Section 10.3(e); (v) to any other Lender or participant and their respective counsel and other professional advisors and to its own counsel and professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this Section 10.3(e); (vi) to proposed assignees and participants in accordance with Section 10.4(c); and (vii) with the prior written consent of the Borrower.

          10.4  Effectiveness; Binding Effect; Governing Law.  This Agreement
                --------------------------------------------
shall become effective when it shall have been executed by Borrower and Lender and thereafter shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.

          10.5  Waiver of Jury Trial.  BORROWER AND LENDER HEREBY AGREE TO WAIVE
                --------------------
THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Lender and Borrower each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Lender and Borrower further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO

THE LOAN. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          10.6  Consent to Jurisdiction; Venue; Lender for Service of Process.
                -------------------------------------------------------------
All judicial proceedings brought against Borrower with respect to this Agreement and the Loan Documents may be brought in any state or federal court of competent jurisdiction in the County of Santa Clara in the State of California, and by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower irrevocably waives any right it may have to assert the doctrine of forum non
                                                                   ---------
conveniens or to object to venue to the extent any proceeding is brought in
----------
accordance with this Section. Borrower designates and appoints Borrower's Chief Financial Officer, from time to time, and such other Persons as may hereafter be selected by Borrower irrevocably agreeing in writing to so serve as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Borrower at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by Borrower refuses to accept service, Borrower hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either Lender to bring proceedings against Borrower in courts of any jurisdiction.

          10.7  Entire Agreement.  This Agreement with Exhibits and Schedules
                ----------------
and the other Loan Documents embody the entire agreement and understanding between the par-ties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

          10.8  Separability of Provisions.  In case any one or more of the
                --------------------------
provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          10.9  Indemnification.  Borrower shall indemnify, defend, protect and
                ---------------
hold harmless Lender, and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lender Expenses in any way suffered, incurred, or paid as a result of or in any way arising out of, following, or consequential to transactions between Lender and Borrower under the Loan Documents (including without limitation reasonable attorneys fees and expenses), except for losses caused by Lender's gross negligence or willful misconduct.

          10.10  Time of Essence.  Time is of the essence for the performance of
                 ---------------
all obligations set forth in this Agreement.

          10.11  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          10.12  Survival.  All covenants, representations and warranties made
                 --------
in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.9 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against any of them have run.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above' written.

                                      "Borrower"

                                      SNOWBALL.COM, INC.

                                      By: /s/ James R. Tolonen
                                         ----------------------------------

                                      Title:   COO/CFO
                                            -------------------------------

                                      250 Executive Park Boulevard
                                      Suite 4000
                                      San Francisco, CA 94134
                                      Attn: Chief Financial Officer
                                      Fax: 415-508-2001
                                      Email: jtolonen@snowball.com


                                      "Lender"

                                      SAND HILL CAPITAL II, L.P.

                                      By: /s/ Daniel Corry
                                          ---------------------------------
                                     Title:  General Partner
                                           --------------------------------

                                     3000 Sand Hill Road, Bldg. 2, Suite 110
                                     Menlo Park, CA 94025
                                     Attn: Daniel Corry
                                     Fax: (650) 234-0414
                                     Email: dcorrv@sandhillcapital.co
                                            -------------------------------